UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 3, 2020

Trillion Energy International Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55539	47-4488552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Turan Gunes Bulvari, Park Oran Ofis Plaza, 180-y, Daire:54, Kat:16, 06450, Oran, Cankaya, Ankara, Turkey	06450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	+90 312 441 80 02

Suite 700, 838 West Hastings Street, Vancouver

British Columbia, Canada V6C 0A6

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	TCFF	Name of each exchange on which registered
None	N/A	N/A

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Private Placements and Debt Settlement

On July 31, 2020 we entered into private placements for aggregate gross proceeds of USD $133,453 (the “Offering”). Under the Offering, the Corporation issued an aggregate of 2,983,333 units (“Units”), at a price of US$.0425 (CND$0.06) per Unit. Each Unit was comprised of one common share in the capital of the Corporation (each a “Common Share”) and one Common Share purchase warrant (“Warrant”). Each Warrant entitles the holder to purchase one Common Share at a price of CND$0.12 for a period of 24 months from the closing date.

On July 31, 2020 the Corporation settled a total of US$277,447 in outstanding debt through the issuance to certain creditors of 6,202,334 Units, at a deemed issue price of US$.0425 (CND$0.06) per Unit (the “Debt Settlement”). Each Unit issued in the Debt Settlement consists of one Common Share and one Warrant under the same terms as the Offering. Each Warrant entitles the holder to purchase one Common Share at a price of CND$0.12 for a period of 24 months from the closing date.

Convertible Debenture Exercise

On July 31, 2020 we completed a partial exercise of convertible debentures. A total of US$9,692 in outstanding convertible debentures were converted into Common Shares at a price of $.056 (CND $0.075) per common share.

We issued the above common shares, debt settlement shares and or warrants and private placement shares and debentures to non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in offshore transactions relying on Regulation S of the Securities Act of 1933, as amended.

Issuance of options and Restricted Stock Units

On July 31, 2020, the board of directors of the Corporation approved the issuance of an aggregate of 575,000 restricted share units (“RSUs”) under the equity compensation plan to certain directors, officers and employees which shall all vest on issuance. Each vested RSU entitles the holder to receive one Common Share of the Corporation and have all been exercised in connection with the issuance.

On July 31, 2020 we granted an aggregate of 2,470,000 stock options (“Options”) effective July 31, 2020, to certain directors, officers, employees and consultants in accordance with the Company’s stock option plan. Each Option is exercisable into one Common Share at a price of CND $0.08 per Common Share for a period of 5 years from the date of grant. This is a normal-course grant that comprises part of the long-term compensation and employee retention incentives provided by the Corporation. All issue Options vest on the issue date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trillion Energy International Inc.

/s/ David Thompson
David Thompson
Director and Chief Financial Officer

Date: August 7, 2020